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                                                              Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

     We hereby consent to the use of our reports related to the financial statements of Lofts Seed, Inc and Budd seed, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                  CANNON & COMPANY L.L.P.

Winston-Salem, North Carolina

March 22, 1999